UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2013

CHINA SHEN ZHOU MINING & RESOURCES, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

China Shen Zhou Mining & Resources, Inc. (the “Company”) filed a Form 12b-25 Notification of Late Filing on April 2, 2013 (the “Original 12b-25”) confirming that the Company would be delaying the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2012 (the “2012 10-K”). On April 16, 2013, the Company filed an amendment to that Form 12b-25 (the “Amended 12b-25”) confirming that the Company would not be able to file the 2012 10-K within the 15 day grace period afforded by the Original 12b-25.

In the Amended 12b-25 the Company disclosed, among other things that the Company and the SEC are discussing the appropriate accounting treatment for certain costs incurred at the Company’s mining properties. The Company continues to work diligently resolve these issues and complete its 2012 audit and intends to file the 2012 10-K as soon as practicable.

A press release, dated April 16, 2013, disclosing the issues discussed above and their impact on the timing of the filing of the 2012 10-K is attached as Exhibit 99.1 and is furnished herewith.

This Current Report on Form 8-K contains forward-looking statements. These statements are based on management’s current expectations and involve a number of risks and uncertainties, including risks described in our filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the Company’s anticipated or expected results and the results in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release issued by China Shen Zhou Mining & Resources, Inc. dated as of April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Dated: April 16, 2013	By:	/s/ Xiaojing Yu
	Name:	Xiaojing Yu
	Title:	Chief Executive Officer